                                                                      Exhibit 16


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



May 4, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Hudson Hotels Corporation (Commission File Number 0-17838) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated May 4, 2000. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP